Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS FOURTH QUARTER AND

FULL-YEAR 2020 RESULTS AND ISSUES 2021 GUIDANCE

Boca Raton, Fla. – February 16, 2021 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of enhanced in-custody rehabilitation, post-release support, and community-based programs, reported today its financial results for the fourth quarter and full-year 2020 and issued financial guidance for 2021.

Fourth Quarter 2020 Highlights

•	Total revenues of $578.1 million

•	Net Income Attributable to GEO of $11.9 million or $0.09 per diluted share

•	4Q20 results reflect $21.1 million Goodwill impairment charge related to GEO’s reentry centers primarily due to COVID-19

•	Adjusted Net Income of $0.33 per diluted share

•	Net Operating Income of $151.1 million

•	Normalized FFO of $0.48 per diluted share

•	AFFO of $0.62 per diluted share

We reported fourth quarter 2020 net income attributable to GEO of $11.9 million, or $0.09 per diluted share, compared to $38.1 million, or $0.32 per diluted share, for the fourth quarter 2019. We reported total revenues for the fourth quarter 2020 of $578.1 million compared to $621.7 million for the fourth quarter 2019.

Fourth quarter 2020 results reflect a $21.1 million Goodwill impairment charge related to GEO’s reentry centers, which have been negatively impacted by the COVID-19 global pandemic. Fourth quarter 2020 results also reflect a $5.7 million loss on real estate assets, pre-tax, a $2.3 million gain on the extinguishment of debt, pre-tax, $2.5 million in COVID-19 related expenses, pre-tax, and $0.3 million in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported fourth quarter 2020 Adjusted Net Income of $39.3 million, or $0.33 per diluted share, compared to $46.0 million, or $0.38 per diluted share, for the fourth quarter 2019.

We reported fourth quarter 2020 Normalized Funds From Operations (“Normalized FFO”) of $57.8 million, or $0.48 per diluted share, compared to $63.6 million, or $0.53 per diluted share, for the fourth quarter 2019. We reported fourth quarter 2020 Adjusted Funds From Operations (“AFFO”) of $74.6 million, or $0.62 per diluted share, compared to $79.1 million, or $0.66 per diluted share, for the fourth quarter 2019.

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “During the fourth quarter of 2020, our operating divisions continued to face challenges associated with the global COVID-19 pandemic. We remain grateful for our frontline employees, who have continued to make daily sacrifices and have remained committed to providing high-quality services and humane and compassionate care to all those entrusted to our facilities and programs. Despite the challenges associated with COVID-19 and the current political environment, we believe that our company remains resilient and is supported by long-term real estate assets and contracts entailing essential government services.

We recognize that heightened political rhetoric has led to the mischaracterization of our role as a government services provider and has created concerns regarding our future access to financing. We are aware of the importance of allocating capital to pay down debt in the current environment, and our Board has taken steps to reduce our quarterly dividend payments in order to apply our excess cash flows toward debt repayment. We remain committed to balance our continued creation of value for our shareholders with prudent management of our balance sheet.”

Full-Year 2020 Highlights

•	Total revenues of $2.35 billion

•	Net Income Attributable to GEO of $113.0 million or $0.94 per diluted share

•	FY20 results reflect $21.1 million Goodwill impairment charge related to GEO’s reentry centers primarily due to COVID-19

•	Adjusted Net Income of $1.30 per diluted share

•	Net Operating Income of $601.8 million

•	Normalized FFO of $1.91 per diluted share

•	AFFO of $2.51 per diluted share

For the full-year 2020, we reported net income attributable to GEO of $113.0 million, or $0.94 per diluted share, compared to $166.6 million, or $1.40 per diluted share, for the full-year 2019. We reported total revenues for the full-year 2020 of $2.35 billion compared to $2.48 billion for the full-year 2019.

Results for the full-year 2020 reflect a $21.1 million Goodwill impairment charge related to GEO’s reentry centers, which have been negatively impacted by the COVID-19 global pandemic. Full-year 2020 results also reflect a $6.8 million loss on real estate assets, pre-tax, a $5.3 million gain on the extinguishment of debt, pre-tax, $4.4 million in start-up expenses, pre-tax, $5.9 million in close-out expenses, pre-tax, $9.9 million in COVID-19 related expenses, pre-tax, and a $0.3 million benefit in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported Adjusted Net Income of $155.6 million, or $1.30 per diluted share, for the full-year 2020, compared to $190.5 million, or $1.60 per diluted share, for the full-year 2019.

We reported Normalized FFO of $229.3 million, or $1.91 per diluted share, for the full-year 2020, compared to $260.7 million, or $2.19 per diluted share, for the full-year 2019. We reported AFFO of $300.6 million, or $2.51 per diluted share, for the full-year 2020, compared to $328.4 million, or $2.75 per diluted share, for the full-year 2019.

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Recent Developments

On January 26, 2021, President Biden signed an executive order directing the United States Attorney General not to renew U.S. Department of Justice (“DOJ”) contracts with privately operated criminal detention facilities, as consistent with applicable law (the “Executive Order”). Two agencies of the DOJ, the Federal Bureau of Prisons (“BOP”) and U.S. Marshals Service (“USMS”), utilize our services. The BOP houses inmates who have been convicted of federal crimes, and the USMS is generally responsible for detainees who are awaiting trial or sentencing in U.S. federal courts. The BOP has experienced a decline in federal prison populations over the last several years, a trend that has more recently been accelerated by the COVID-19 global pandemic. As we have previously disclosed, prior to the signing of the Executive Order, the Federal Bureau of Prisons had already decided to not renew contracts for three of our secure services facilities, which had contract terms expiring during the first quarter of 2021. As a result of the Executive Order and the decline in federal prison populations, we expect that our remaining secure services contracts with the BOP may not be renewed over the coming years. For the year ended December 31, 2020, our secure services contracts with the BOP accounted for approximately 12% of our total revenues.

Unlike the BOP, the USMS does not own and operate its detention facilities. The USMS contracts for the use of facilities, which are generally located in areas near federal courthouses, primarily through intergovernmental service agreements, and to a lesser extent, direct contracts. With respect to the USMS, the agency may determine to conduct a review of the possible application of the Executive Order on its facilities. For the year ended December 31, 2020, our contracts and agreements with the USMS accounted for approximately 13% of our total revenues.

President Biden’s Administration may implement further executive orders or directives relating to federal criminal justice policies and immigration policies which may impact the federal government’s use of public-private partnerships with respect to correctional and detention needs, including with respect to our contracts, and/or may impact the budget and spending priorities of federal agencies, including the BOP, USMS, and U.S. Immigration and Customs Enforcement.

2021 Financial Guidance

•	FY21 Revenues of $2.24-$2.27 Billion

•	FY21 Net Income Attributable to GEO of $0.88-$0.98 per diluted share

•	FY21 AFFO of $1.98-$2.08 per diluted share

•	FY21 Adjusted EBITDA of $386-$400 Million

We have issued our financial guidance for the full year and first quarter of 2021. The global COVID-19 pandemic continues to have a negative impact on several segments of our company and has resulted in lower occupancy levels at several of our facilities and programs. We also continue to incur increased spending on personal protective equipment, diagnostic testing, medical expenses, non-contact infrared thermometers, and increased sanitation measures as a result of the global COVID-19 pandemic.

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Our guidance assumes the continued negative impact of the global COVID-19 pandemic in the first part of 2021 with a slow recovery throughout the year toward more normalized operations by year-end. Our guidance reflects the previously announced expiration of three of our secure services contracts with the BOP during the first quarter of 2021. Our guidance also reflects the potential non-renewal of three additional secure services contracts with the BOP, which have contract option periods that expire during 2021, as a result of President Biden’s Executive Order and the decline in federal prison populations.

For the full year 2021, we expect Net Income Attributable to GEO to be in a range of $0.88 to $0.98 per diluted share; AFFO to be in a range of $1.98 to $2.08 per diluted share; and Adjusted EBITDA to be in a range of approximately $386 million to $400 million. We expect full year 2021 revenues to be in a range of approximately $2.24 billion to $2.27 billion.

For the first quarter 2021, we expect Net Income Attributable to GEO to be in a range of $0.18 to $0.20 per diluted share and AFFO to be in a range of $0.48 to $0.50 per diluted share on quarterly revenues expected to be in a range of $579 million to $584 million.

Balance Sheet and Liquidity

During the fourth quarter 2020, we drew down $250 million under our revolving credit facility. As of December 31, 2020, we had $283.5 million in cash on hand and approximately $136 million in borrowing capacity available under our revolving credit facility, in addition to an accordion feature of $450 million under our senior credit facility. During 2020, we repurchased $25.7 million in aggregate principal amount of two different tranches of our senior unsecured notes, and we reduced our total net debt by approximately $100 million. In the first quarter of 2021, we completed the sale of our interest in the Talbot Hall reentry center in New Jersey, resulting in net proceeds to GEO of $13.2 million, and we are evaluating the potential sale of additional company-owned assets.

Quarterly Dividend

On January 15, 2021, our Board of Directors declared a quarterly cash dividend of $0.25 per share. The quarterly cash dividend was paid on February 1, 2021 to shareholders of record as of the close of business on January 25, 2021. The declaration of future quarterly cash dividends is subject to approval by our Board of Directors and to meeting the requirements of all applicable laws and regulations. Our Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Goodwill Impairment of GEO Reentry Centers

In connection with our annual impairment test for the goodwill associated with GEO’s reentry centers, during the fourth quarter of 2020, we performed a quantitative goodwill impairment test and concluded to record an impairment charge of approximately $21.1 million. Our analysis considered numerous factors, including broad-based declines in the market capitalization of peer publicly-traded companies and the reduction in cash flows for GEO’s reentry centers primarily due to the COVID-19 pandemic. We believe the cash flows for GEO’s reentry centers will improve once effects of the COVID-19 pandemic subside, and we remain committed to operating community-based reentry centers and programs, which focus on helping those entrusted to our care successfully reenter society.

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority. From the start of the global pandemic, we implemented mitigation strategies to address the risks of COVID-19 to all those in our care and our employees, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”). We have distributed facemasks to all employees, inmates, detainees, and residents across our residential facilities. We have focused on increasing our testing capacity across our facilities.

We will continue to coordinate closely with our government agency partners and local health agencies to ensure the health and safety of all those in our care and our employees. We will continue to evaluate and refine the steps we have taken as appropriate and necessary based on updated guidance by the CDC and best practices. We are grateful for our frontline employees who are making sacrifices daily to provide care for all those in our facilities during this unprecedented global pandemic. Information on the steps we have taken to mitigate the risks of COVID-19 can be found at www.geogroup.com/COVID19.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, Net Income to EBITDAre (EBITDA for real estate) and Adjusted EBITDAre (Adjusted EBITDA for real estate), and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics, and in this press release, Net Income Attributable to GEO to Adjusted Net Income. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Conference Call Information

We have scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss our fourth quarter and full-year 2020 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 2, 2021 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10152231.

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

About The GEO Group

The GEO Group (NYSE: GEO) is a fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 118 facilities totaling approximately 93,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 22,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted EBITDAre, Net Operating Income, FFO, Normalized FFO, and AFFO. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2021, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax provision, interest expense, net of interest income, gain/loss on extinguishment of debt, depreciation and amortization expense, goodwill impairment charge, general and administrative expenses, real estate related operating lease expense, gain/loss on real estate assets, pre-tax, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, goodwill impairment charge, pre-tax, and gain/loss on real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented start-up expenses, pre-tax, legal related expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and other non-cash revenue and expense, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business.

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO. The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented goodwill impairment charge, pre-tax, gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, legal related expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to FFO.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures and other non-cash revenue and expenses.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented loss on real estate assets, pre-tax, goodwill impairment charge, pre-tax, gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, legal related expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to Net Income Attributable to GEO.

Because of the unique design, structure and use of our GEO Secure Services and GEO Care facilities, we believe that assessing the performance of our secure facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the full year and first quarter of 2021, the assumptions underlying such guidance, and statements regarding the impact of COVID-19, statements regarding the estimated impact of the executive order and any future orders or policies and contract announcements impacting GEO’s federal facilities in the United States, our available borrowing capacity and liquidity, and the allocation of capital to enhance long-term value for our shareholders. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2021 given the various risks to which its business is exposed, including the magnitude, severity, and duration of the current COVID-19 global pandemic and its impact on GEO and the estimated impact and magnitude of the executive order and any future orders or policies and contract announcements impacting GEO’s federal facilities in the United States; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) GEO’s ability to obtain future financing on acceptable terms or at all; (5) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (6) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (7) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (8) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (9) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (10) the impact of any future regulations or guidance on the Tax Cuts and Jobs Act; (11) GEO’s ability to remain qualified as a REIT; (12) the incurrence of REIT related expenses; and (13) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Fourth quarter and full-year 2020 financial tables to follow:

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of December 31, 2020	As of December 31, 2019
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$283,524	$32,463
Restricted cash and cash equivalents	26,740	32,418
Accounts receivable, less allowance for doubtful accounts	362,668	430,982
Contract receivable, current portion	6,283	5,149
Prepaid expenses and other current assets	32,108	40,716

Total current assets	$711,323	$541,728
Restricted Cash and Investments	37,338	30,923
Property and Equipment, Net	2,122,195	2,144,722
Contract Receivable	396,647	366,697
Operating Lease Right-of-Use Assets, Net	124,727	121,527
Assets Held for Sale	9,108	6,059
Deferred Income Tax Assets	36,604	36,278
Intangible Assets, Net (including goodwill)	942,997	986,426
Other Non-Current Assets	79,187	83,174

Total Assets	$4,460,126	$4,317,534

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$85,861	$99,232
Accrued payroll and related taxes	67,797	54,672
Accrued expenses and other current liabilities	202,378	191,608
Operating lease liabilities, current portion	29,080	26,208
Current portion of finance lease obligations, long-term debt, and non-recourse debt	26,180	24,208

Total current liabilities	$411,296	$395,928
Deferred Income Tax Liabilities	30,726	19,254
Other Non-Current Liabilities	115,555	88,526
Operating Lease Liabilities	101,375	97,291
Finance Lease Liabilities	2,988	2,954
Long-Term Debt	2,561,881	2,408,297
Non-Recourse Debt	324,223	309,236
Total Shareholders’ Equity	912,082	996,048

Total Liabilities and Shareholders’ Equity	$4,460,126	$4,317,534

*	all figures in ‘000s

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q4 2020	Q4 2019	FY 2020	FY 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$578,116	$621,710	$2,350,098	$2,477,922
Operating expenses	437,264	478,080	1,778,326	1,860,758
Depreciation and amortization	34,291	33,585	134,680	130,825
General and administrative expenses	47,402	43,743	193,372	185,926
Goodwill impairment charge	21,146	—	21,146	—

Operating income	38,013	66,302	222,574	300,413
Interest income	6,026	5,807	23,072	28,934
Interest expense	(31,299)	(35,167)	(126,837)	(151,024)
Gain/(Loss) on extinguishment of debt	2,283	352	5,319	(4,795)

Income before income taxes and equity in earnings of affiliates	15,022	37,294	124,128	173,528
Provision for income taxes	5,106	2,139	20,463	16,648
Equity in earnings of affiliates, net of income tax provision	1,968	2,887	9,166	9,532

Net income	11,884	38,042	112,831	166,412
Less: Net loss attributable to noncontrolling interests	27	10	201	191

Net income attributable to The GEO Group, Inc.	$11,911	$38,052	$113,032	$166,603

Weighted Average Common Shares Outstanding:
Basic	119,844	119,231	119,719	119,097
Diluted	120,105	119,621	119,991	119,311
Net income per Common Share Attributable to The GEO Group, Inc. :
Basic:
Net income per share — basic	$0.09	$0.32	$0.94	$1.40

Diluted:
Net income per share — diluted	$0.09	$0.32	$0.94	$1.40

Regular Dividends Declared per Common Share	$0.34	$0.48	$1.78	$1.92

*	all figures in ‘000s, except per share data

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q4 2020	Q4 2019	FY 2020	FY 2019
Net Income attributable to GEO	$11,911	$38,052	$113,032	$166,603
Add:
Loss on real estate assets, pre-tax	5,680	—	6,831	2,693
Goodwill impairment charge, pre-tax	21,146	—	21,146	—
COVID-19 expenses, pre-tax	2,478	—	9,883	—
(Gain)/Loss on extinguishment of debt, pre-tax	(2,283)	(353)	(5,319)	4,795
Start-up expenses, pre-tax	—	2,154	4,413	10,872
Close-out expenses, pre-tax	—	4,595	5,895	4,595
Legal related expenses, pre-tax	—	2,000	—	2,000
Tax effect of adjustments to Net Income attributable to GEO	320	(433)	(300)	(1,083)

Adjusted Net Income	$39,252	$46,015	$155,581	$190,475

Weighted average common shares outstanding—Diluted	120,105	119,621	119,991	119,311
Adjusted Net Income Per Diluted Share	$0.33	$0.38	$1.30	$1.60

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q4 2020	Q4 2019	FY 2020	FY 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$11,911	$38,052	$113,032	$166,603
Add (Subtract):
Real Estate Related Depreciation and Amortization	18,520	18,221	73,659	72,191
Loss on real estate assets	5,680	—	6,831	2,693

Equals: NAREIT defined FFO	$36,111	$56,273	$193,522	$241,487

Add (Subtract):
Goodwill impairment charge, pre-tax	21,146	—	21,146	—
(Gain)/loss on extinguishment of debt, pre-tax	(2,283)	(353)	(5,319)	4,795
Start-up expenses, pre-tax	—	1,492	4,401	8,959
Legal related expenses, pre-tax	—	2,000	—	2,000
COVID-19 expenses, pre-tax	2,478	—	9,883	—
Close-out expenses, pre-tax	—	4,578	5,935	4,578
Tax effect of adjustments to funds from operations **	320	(427)	(300)	(1,078)

Equals: FFO, normalized	$57,772	$63,563	$229,268	$260,741

Add (Subtract):
Non-Real Estate Related Depreciation & Amortization	15,771	15,364	61,021	58,634
Consolidated Maintenance Capital Expenditures	(4,684)	(7,006)	(19,729)	(21,899)
Stock Based Compensation Expenses	4,734	5,425	23,896	22,344
Other non-cash revenue & expenses	(735)	—	(735)	—
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,738	1,748	6,892	8,609

Equals: AFFO	$74,596	$79,094	$300,613	$328,429

Weighted average common shares outstanding - Diluted	120,105	119,621	119,991	119,311
FFO/AFFO per Share - Diluted
Normalized FFO Per Diluted Share	$0.48	$0.53	$1.91	$2.19
AFFO Per Diluted Share	$0.62	$0.66	$2.51	$2.75
Regular Common Stock Dividends per common share	$0.34	$0.48	$1.78	$1.92

*	all figures in ‘000s, except per share data
**

tax adjustments related to Loss on real estate assets, Goodwill impairment charges, (Gain)/loss on extinguishment of debt, Start-up expenses, COVID-19 expenses, Close-out expenses and Other non-cash revenue & expenses.

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to

Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q4 2020	Q4 2019	FY 2020	FY 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income attributable to GEO	$11,911	$38,052	$113,032	$166,603
Less
Net loss attributable to noncontrolling interests	27	10	201	191

Net Income	$11,884	$38,042	$112,831	$166,412
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(1,968)	(2,887)	(9,166)	(9,532)
Income tax provision	5,106	2,139	20,463	16,648
Interest expense, net of interest income	25,273	29,361	103,765	122,090
(Gain)/Loss on extinguishment of debt	(2,283)	(353)	(5,319)	4,795
Depreciation and amortization	34,291	33,585	134,680	130,825
Goodwill impairment charge	21,146	—	21,146	—
General and administrative expenses	47,402	43,743	193,372	185,926

Net Operating Income, net of operating lease obligations	$140,851	$143,630	$571,772	$617,164

Add:
Operating lease expense, real estate	4,529	6,340	18,783	25,854
Loss on real estate assets, pre-tax	5,680	—	6,831	2,693
Start-up expenses, pre-tax	—	1,492	4,401	8,959

Net Operating Income (NOI)	$151,060	$151,462	$601,787	$654,670

	Q4 2020	Q4 2019	FY 2020	FY 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$11,884	$38,042	$112,831	$166,412
Add (Subtract):
Income tax provision **	5,455	2,737	22,247	18,417
Interest expense, net of interest income ***	22,989	29,008	98,446	126,885
Depreciation and amortization	34,291	33,585	134,680	130,825
Goodwill impairment charge, pre-tax	21,146	—	21,146	—
Loss on real estate assets, pre-tax	5,680	—	6,831	2,693

EBITDAre	$101,445	$103,372	$396,181	$445,232

Add (Subtract):
Net loss attributable to noncontrolling interests	27	10	201	191
Stock based compensation expenses, pre-tax	4,734	5,425	23,896	22,344
Start-up expenses, pre-tax	—	1,492	4,401	8,959
Legal related expenses, pre-tax	—	2,000	—	2,000
COVID-19 expenses, pre-tax	2,478	—	9,883	—
Close-out expenses, pre-tax	—	4,578	5,935	4,578
Other non-cash revenue & expenses, pre-tax	(735)	—	(735)	—

Adjusted EBITDAre	$107,949	$116,877	$439,762	$483,304

*	all figures in ‘000s
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt

—More—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2021 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2021
Net Income Attributable to GEO	$106,500	to	$118,500
Real Estate Related Depreciation and Amortization	76,000		76,000

Funds from Operations (FFO)	$182,500	to	$194,500

Net Adjustments (Start-up expenses)	500		500

Normalized Funds from Operations	$183,000	to	$195,000

Non-Real Estate Related Depreciation and Amortization	61,000		61,000
Consolidated Maintenance Capex	(26,000)		(26,000)
Non-Cash Stock Based Compensation	19,000		19,000
Non-Cash Interest Expense	7,000		7,000
Other Non-Cash Revenue & Expenses	(4,000)		(4,000)

Adjusted Funds From Operations (AFFO)	$240,000	to	$252,000

Net Interest Expense	100,000		102,000
Non-Cash Interest Expense	(7,000)		(7,000)
Consolidated Maintenance Capex	26,000		26,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	27,000		27,000

Adjusted EBITDAre	$386,000	to	$400,000

G&A Expenses	180,000		180,000
Non-Cash Stock Based Compensation	(19,000)		(19,000)
Equity in Earnings of Affiliates	(7,000)		(7,000)
Real Estate Related Operating Lease Expense	19,000		19,000

Net Operating Income	$559,000	to	$573,000

Net Income Attributable to GEO Per Diluted Share	$0.88	to	$0.98
AFFO Per Diluted Share	$1.98	to	$2.08
Weighted Average Common Shares Outstanding-Diluted	121,000	to	121,000

—End—

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations